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                                                                   Exhibit 23.1


              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-82273) of Pinnacle Holdings Inc., the related Prospectus, and in the Registration Statement (Form S-8 No. 333-31348) pertaining to the Pinnacle Holdings Inc. Stock Incentive Plan, of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Pinnacle Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                             /s/ Ernst & Young LLP


Tampa, Florida
February 22, 2002